Exhibit 99.1

Rafael Holdings Reports First Quarter Fiscal 2024 Financial Results

Company remains focused on generating shareholder value by advancing our portfolio and identifying attractive opportunities for strategic investments

NEWARK, NJ – December 14, 2023 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL), today reported its financial results for the first quarter of fiscal 2024 - the three months ended October 31, 2023.

“During fiscal 2024, we will continue to focus on advancing our existing portfolio and identifying strategic investments in companies which have the potential to generate value for our stockholders. We believe our strong balance sheet affords us the opportunity to potentially capitalize on attractive investments,” said Bill Conkling, CEO of Rafael Holdings. “In the first quarter of fiscal 2024, we continued to invest in Cyclo Therapeutics (Nasdaq: CYTH) in support of its Phase 3 registrational clinical trial for patients with Niemann-Pick Disease Type C and in Day Three Laboratories, a company which reimagines existing cannabis offerings with pharmaceutical-grade technology and innovation.”

Rafael Holdings, Inc. First Quarter Fiscal Year 2024 Financial Results

As of October 31, 2023, we had cash, cash equivalents and marketable securities of $72.1 million.

For the three months ended October 31, 2023, we incurred a net loss from continuing operations of $3.8 million, or $0.15 per share, down from a net loss from continuing operations of $5.2 million, or $0.22 per share a year ago.

For the three months ended October 31, 2023, research and development expenses were $0.5 million compared to $2.1 million in the year ago period. The year over year reduction in spending is due to the winding down of early-stage programs, including at Barer Institute.

For the three months ended October 31, 2023, general and administrative expenses were $2.0 million. For the same period in the prior year, general and administrative expenses were $3.1 million. The decrease was primarily related to a decrease in non-cash stock-based compensation and payroll expenses.

About Rafael Holdings, Inc.

Rafael Holdings is a holding company with interests in clinical and early-stage pharmaceutical companies, including an investment in Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company, a majority equity interest in LipoMedix Pharmaceuticals Ltd., a clinical stage pharmaceutical company, the Barer Institute Inc., a wholly-owned preclinical cancer metabolism research operation, an investment in Cyclo Therapeutics Inc. (Nasdaq: CYTH), a clinical-stage biotechnology company dedicated to developing life-changing medicines for patients and families living with challenging diseases through its lead therapeutic asset, Trappsol® Cyclo™, an investment in Day Three Labs, Inc., a company which reimagines existing cannabis offerings with pharmaceutical-grade technology and innovation like Unlokt™ to bring to market better, cleaner, more precise and predictable products in the cannabis industry, and a majority interest in Rafael Medical Devices, LLC, an orthopedic-focused medical device company developing instruments to advance minimally invasive surgeries. The Company’s primary focus is to expand our investment portfolio through opportunistic and strategic investments including therapeutics which address high unmet medical needs.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2023, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share data)

	October 31, 2023	July 31, 2023
		(audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,197	$21,498
Available-for-sale securities	58,894	57,714
Interest receivable	420	387
Convertible note receivable, related party	1,858	1,921
Trade accounts receivable, net of allowance for doubtful accounts of $245 and $245 at October 31, 2023 and July 31, 2023, respectively	231	213
Prepaid expenses and other current assets	2,866	914
Assets held for sale
Investments in equity securities	-	294
Total current assets	77,466	82,941

Property and equipment, net	1,671	1,695
Investments – Other Pharmaceuticals	-	65
Investments – Hedge Funds	2,318	4,984
Investments – Day Three Labs Inc.	2,581	2,797
Investments – Cyclo Therapeutics Inc.	9,849	4,763
In-process research and development and patents	1,575	1,575
Other assets	42	9

TOTAL ASSETS	$95,502	$98,829

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade accounts payable	$471	$333
Accrued expenses	325	763
Other current liabilities	115	1,023
Due to related parties	23	26
Note payable, net of debt issuance costs	-	-
Total current liabilities	934	2,145

Other liabilities	56	55
TOTAL LIABILITIES	$990	$2,200

COMMITMENTS AND CONTINGENCIES

EQUITY

Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of October 31, 2023 and July 31, 2023	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 23,882,117 issued and 23,668,315 outstanding (excluding treasury shares of 50,700) as of October 31, 2023, and 23,635,709 issued and 23,490,527 outstanding as of July 31, 2023	238	236
Additional paid-in capital	265,487	264,010
Accumulated deficit	(170,971)	(167,333)
Treasury stock, at cost; 50,700 and 0 Class B shares as of October 31, 2023 and July 31, 2023, respectively	(79)
Accumulated other comprehensive loss related to unrealized loss on available-for-sale securities	(146)	(353)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,668	3,725
Total equity	98,205	100,293
Noncontrolling interests	(3,693)	(3,664)
TOTAL EQUITY ATTRIBUTABLE TO RAFAEL HOLDINGS, INC.	$94,512	$96,629

TOTAL LIABILITIES AND EQUITY	$95,502	$98,829

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share data)

	Three Months Ended October 31,
	2023	2022
Revenues	$68	$70

SG&A Expenses	2,040	3,109
R&D Expenses	489	2,081
Depreciation and amortization	17	22
Operating Loss	(2,478)	(5,142)

Interest income	582	208
Impairment of investments - Other Pharmaceuticals	-	(156)
Realized gain on available-for-sale securities	177	15
Realized loss on investment in equity securities	(46)	-
Realized gain on investments - Cyclo Therapeutics Inc.	424	-
Unrealized loss on investments - Cyclo Therapeutics Inc.	(2,124)	-
Unrealized loss on investments - Hedge Funds	(166)	(127)
Other Income	93	-
Loss before Incomes Taxes	(3,538)	(5,202)
Taxes	(6)	(5)
Equity in loss of Day Three Labs Inc.	(216)	-
Consolidated net loss from continuing operations	(3,760)	(5,207)

Discontinued Operations
Loss from operations related to 520 Broad Street, net of tax	-	(84)
Gain on disposal of 520 Property	-	6,784
Income from discontinued operations	-	6,700

Net (loss) income	(3,760)	1,493
Net (loss) attributable to noncontrolling interests	(122)	(99)
Net (loss) income attributable to Rafael Holdings, Inc.	$(3,638)	$1,592

Continuing operations loss per share
Net loss from continuing operations	(3,760)	(5,207)
Net loss attributable to noncontrolling interests	(122)	(99)
Numerator for loss per share from continuing operations	$(3,638)	$(5,108)

Discontinued operations income per share
Net income from discontinued operations	$-	$6,700

(Loss) income per share
Continuing operations - basic and diluted	(0.15)	(0.22)
Discontinued operations - basic and diluted	-	0.29
(Loss) income per basic common share	$(0.15)	$0.07

Weighted average shares in calculation	23,644,647	23,015,443

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